Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147246 on Form S-8 of Solar Power, Inc. of our report dated April 15, 2014 relating to the 2013 consolidated financial statements, appearing in this Annual Report on Amendment No. 1 to Form 10-K/A.

/s/ Crowe Horwath LLP

San Francisco, California

September 3, 2015